Exhibit 99.1


April 22, 2003

Edward J. Swotek, Senior Vice President

Immediately


TierOne Corporation Reports Earnings of $5.7 million for First Quarter
2003

     LINCOLN, NE - April 22, 2003 -- TierOne Corporation (NASDAQ: TONE) ("Company"), the parent holding company for TierOne Bank ("Bank"), reported net income of $5.7 million for the quarter ended March 31, 2003, a 37.7 percent increase as compared to $4.1 million earned during the same period in 2002.

Earnings per share for the quarter ended March 31, 2003 amounted to $0.27.

First quarter 2003 highlights include:

    * Total assets grew by almost $200 million to over $2.1 billion, the highest level in the Bank's 96-year history, primarily due to a $109.4 million increase in net loans receivable and an $80.2 million increase in mortgage-backed securities as compared to December 31, 2002;

    * Net interest income increased $4.1 million, or 30.6 percent as compared to the same period in 2002;

    *    Return on average assets increased to 1.14 percent as compared to
         1.09 percent for the same period in 2002;

    * The Company's efficiency ratio improved to 52.16 percent as compared to 57.99 percent for the same period in 2002; and

    * A second loan production office specializing in commercial real estate originations was opened in Colorado.

     "The successful execution of our business model has continued to yield outstanding results," said Gilbert G. Lundstrom, chairman of the board and chief executive officer. "Momentum from a record year in 2002 continued into the first quarter with ongoing asset growth, expanding customer relationships and increased earnings."

Synopsis of First Quarter Performance

Net Interest Income
     Net interest income for the quarter ended March 31, 2003 was $17.6 million as compared to $13.5 million for the same period in 2002. The $4.1 million, or 30.6 percent, increase was primarily attributable to growth in the average balance of the Company's net loans receivable combined with a decline in interest rates paid on deposit accounts.




     Net interest margin increased to 3.70 percent for the quarter ended March 31, 2003 as compared to 3.62 percent for the same period in 2002, even though the Company's interest rate spread declined to 3.17 percent for the first quarter of 2003 as compared to 3.20 percent for the same period in 2002.

Noninterest Income
     Noninterest income increased $389,000, or 12.0 percent, for the quarter ended March 31, 2003 as compared to the same period in 2002. The growth in noninterest income resulted primarily from a $1.3 million increase in gains on loans held for sale, a $344,000 increase in checking account fees and a $239,000 increase in loan fees offset in large part by a $952,000 increase in amortization of mortgage servicing rights and a $590,000 mortgage servicing rights impairment charge. Total deposit account fees and charges, driven by continued growth in new core deposit relationships, rose 35.0 percent for the quarter ended March 31, 2003 as compared to the same period in 2002.

Noninterest Expense
     Noninterest expense increased $1.4 million, or 14.2 percent, for the quarter ended March 31, 2003 as compared to the same period in 2002. This increase resulted to a large extent from a $583,000 expense associated with the Company's Employee Stock Ownership Plan which was implemented in October 2002 as part of the Bank's mutual to public stock conversion and a $543,000 increase in compensation expense related to salary increases and continued additions of business line personnel.

Asset Quality
     Nonperforming assets amounted to $7.2 million, or 0.33 percent of total assets, at March 31, 2003 compared to $7.5 million, or 0.38 percent of total assets, at December 31, 2002. The provision for loan losses was $1.2 million for the quarter ended March 31, 2003 as compared to $564,000 for the same period in 2002. The ratio of allowance for loan losses as a percent of net loans, exclusive of the allowance for loan losses, was 0.94 percent as compared to 0.96 percent at December 31, 2002.

     The Company charged off, net of recoveries, loans aggregating $296,000 for the quarter ended March 31, 2003 as compared to $185,000 during the same period in 2002. The majority of the loans charged off related to automobile and other consumer loans.

Consolidated Balance Sheet
     Total assets for the Company at March 31, 2003 increased to $2.1 billion as compared to $1.9 billion and $1.5 billion at December 31, 2002 and March 31, 2002, respectively. This increase was primarily attributable to a $109.4 million increase in net loan receivables and an $80.2 million increase in mortgage-backed securities as compared to December 31, 2002.

     Total shareholders' equity was $346.2 million at March 31, 2003. This compares to shareholders' equity of $339.9 million at December 31, 2002 and retained earnings of $125.6 million at March 31, 2002.
Retained earnings at March 31, 2002 consisted of the Bank's equity prior to its conversion in October 2002. Current regulatory capital remains in excess of all federally mandated levels and qualifies the Bank to be recognized as "well capitalized."

Other Developments
     In early February, the Company opened its second loan production office in Colorado. This new Denver metropolitan area office will offer commercial real estate and commercial construction loans as well as portfolio financing to borrowers in communities along the Front Range of the Rockies.



     Construction also remains underway on a bank facility located in a growing sector of southwest Omaha, Nebraska. The remodeled facility, with an expanded sales platform area and drive-through capacity, is expected to open late in the second quarter and will replace an existing office.

     The Company announced in April plans to close its banking office in West Point, Nebraska. The West Point office's relatively small deposit base and limited growth potential led to the Company's decision. The office is scheduled to close in mid-July.

Corporate Profile
     TierOne Bank, a subsidiary of TierOne Corporation, is a federally chartered savings bank headquartered in Lincoln, Nebraska. Established in 1907, TierOne Bank offers a wide variety of full-service consumer and commercial banking products and services to customers through a geographically diverse network of 58 offices in Nebraska, Iowa and Kansas and two loan production offices in Colorado. Leading products offered include residential and commercial real estate financing, consumer, construction and business loans and lines of credit, consumer and business checking and savings plans, investment and insurance services, and telephone and Internet banking access. The Company's web address is http://www.tieronebank.com.

     Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.





















                           TierOne Corporation
                       Consolidated Balance Sheets
             March 31, 2003 (Unaudited) and December 31, 2002
              (dollars in thousands, except per-share data)


                                                      March 31,     December 31,
                                                        2003            2002
                                                    ----------------------------
                      ASSETS

Cash and due from banks                                  $26,720        $33,037
Federal funds sold                                            --             --
                                                     -----------    ------------

    Total cash and cash equivalents                       26,720         33,037

Investment securities:
  Held to maturity                                           153            157
  Available for sale                                      34,668         30,546
Mortgage-backed securities, available for sale           110,547         30,369
Loans held for sale                                       10,874          8,504
Loans receivable, net                                  1,875,191      1,765,744
Federal Home Loan Bank stock                              29,069         21,459
Premises and equipment, net                               28,139         26,810
Accrued interest receivable                                9,480          9,084
Other assets                                              20,062         19,825
                                                     -----------    ------------

    Total assets                                      $2,144,903     $1,945,535
                                                     ===========    ============
         LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Deposits                                            $1,155,049     $1,128,880
  Advances from Federal Home Loan Bank and
    other borrowings                                     582,115        418,329
  Advances from borrowers for taxes,
    insurance and other escrow funds                      30,267         29,453
  Accrued interest payable                                 6,433          6,812
  Accrued expenses and other liabilities                  24,875         22,165
                                                     -----------    ------------

    Total liabilities                                  1,798,739      1,605,639
                                                     -----------    ------------

Shareholders' equity:
  Preferred stock, $0.01 par value; 10,000,000
    shares authorized; none issued                            --             --
  Common stock, $0.01 par value; 60,000,000
    shares authorized; 22,575,075 shares issued
    and outstanding                                          226            226
  Additional paid-in capital                             355,948        355,741
  Retained earnings, substantially restricted              7,713          2,018
  Unallocated common stock held by Employee Stock
    Ownership Plan                                       (17,308)       (17,684)
  Accumulated other comprehensive loss, net                 (415)          (405)
                                                     -----------    ------------
    Total shareholders' equity                           346,164        339,896

Commitments and contingent liabilities
                                                     -----------    ------------
    Total liabilities and shareholders' equity        $2,144,903     $1,945,535
                                                     ===========    ============




                             TierOne Corporation
                      Consolidated Statements of Income
                (dollars in thousands, except per-share data)

                                                   For the Three Months Ended
                                                            March 31
                                                 ------------------------------
                                                      2003            2002
                                                 ---------------  -------------
                                                           (unaudited)
Interest Income:
 Loans receivable                                        $26,793        $23,143
 Investment securities                                     1,032          1,244
 Other interest-earning assets                                99            198
                                                      ----------     ----------

    Total interest income                                 27,924         24,585
                                                      ----------     ----------

Interest expense:
 Deposits                                                  6,223          8,159
 Advances from Federal Home Loan Bank and
   other borrowings                                        4,064          2,920
                                                      ----------     ----------

    Total interest expense                                10,287         11,079
                                                      ----------     ----------

    Net interest income                                   17,637         13,506

Provision for loan losses                                  1,172            564
                                                      ----------     ----------

    Net interest income after provision
      for loan losses                                     16,465         12,942
                                                      ----------     ----------

Other income:
 Fees and service charges                                  1,557          1,816
 Income (loss) from real estate operations, net              (18)           149
 Other operating income                                      711            570
 Net gain on sales of:
   Loans held for sale                                     1,955            705
   Real estate owned                                          14             --
                                                      ----------     ----------

                                                           4,219          3,240

   Less: Mortgage servicing rights impairment               (590)            --
                                                      ----------     ----------

    Total other income                                     3,629          3,240
                                                      ----------     ----------
Other expense:
 Salaries and employee benefits                            6,319          5,146
 Occupancy, net                                            1,431          1,438
 Data processing                                             411            364
 Advertising                                                 724            947
 Other operating expense                                   2,208          1,816
                                                      ----------     ----------

    Total other expense                                   11,093          9,711
                                                      ----------     ----------

    Income before income taxes                             9,001          6,471

Income tax expense                                         3,306          2,336
                                                      ----------     ----------

    Net income                                            $5,695         $4,135
                                                      ==========     ==========

Net income per common share, basic and diluted*            $0.27             --
                                                      ==========     ==========

Average common shares outstanding (000's)*                20,826             --
                                                      ==========     ==========


 * Information applicable to post stock conversion period only. The Company completed its initial public offering on October 1, 2002.



                             TierOne Corporation
                     Selected Financial and Other Data
                            (dollars in thousands)



                                                  March 31,       December 31,
                                                    2003              2002
                                              ----------------   --------------

Selected Financial and Other Data:

Total assets                                        $2,144,903       $1,945,535
Cash and cash equivalents                               26,720           33,037
Investment securities:
 Held to maturity                                          153              157
 Available for sale                                     34,668           30,546
Mortgage-backed securities, available for sale         110,547           30,369
Loans held for sale                                     10,874            8,504
Loans receivable, net                                1,875,191        1,765,744
Deposits                                             1,155,049        1,128,880
Advances from Federal Home Loan Bank
   and other borrowings                                582,115          418,329
Shareholders' equity                                   346,164          339,896

Nonperforming loans                                      5,117            5,489
Nonperforming assets                                     7,176            7,456
Allowance for losses on loans                           17,984           17,108
Nonperforming loans as a percent of net loans            0.27%            0.31%
Nonperforming assets to total assets                     0.33%            0.38%
Allowance for losses on loans to total
   nonperforming loans                                 351.46%          311.68%
Allowance for losses on loans to total loans             0.94%            0.96%




                                                          Three Months Ended
                                                               March 31,
                                                       -----------------------
                                                          2003         2002
                                                       ----------   ----------
Selected Operating Ratios:

Average yield on interest-earning assets                    5.86%        6.59%
Average rate on interest-bearing liabilities                2.69%        3.39%
Average interest rate spread                                3.17%        3.20%
Net interest margin                                         3.70%        3.62%
Average interest-earning assets to average
  interest-bearing liabilities                            124.74%      114.07%
Net interest income after provision for loan
  losses to noninterest expense                           148.43%      133.28%
Total noninterest expense to average assets                 2.23%        2.55%
Efficiency ratio                                           52.16%       57.99%
Return on average assets                                    1.14%        1.09%
Return on average equity                                    6.64%       13.36%
Average equity to average assets                           17.23%        8.13%







                                                    TierOne Corporation
                                                 Loan Portfolio Composition

The following table shows the composition of our loan portfolio by type of loan at the dates indicated.


                                                             March 31, 2003            December 31, 2002
                                                         -----------------------    -----------------------
                                                            Amount         %           Amount         %
------------------------------------------------------   ------------  ---------    ------------  ---------
Real estate loans:
 One-to four-family residential (1)                          $680,287     33.66%        $573,209     30.00%
 Multi-family residential                                      86,273      4.27%          79,953      4.18%
 Commercial real estate and land                              395,208     19.56%         398,076     20.83%
 Residential construction                                     170,841      8.45%         156,322      8.18%
 Commercial construction                                      142,757      7.06%         143,020      7.49%
                                                         ------------  ---------    ------------  ---------
  Total real estate loans                                   1,475,366     73.00%       1,350,580     70.68%
                                                         ------------  ---------    ------------  ---------
Commercial business                                            51,099      2.53%          33,375      1.75%
                                                         ------------  ---------    ------------  ---------
Warehouse mortgage lines of credit                            198,001      9.80%         236,492     12.38%
                                                         ------------  ---------    ------------  ---------

Commercial loans:
 Home equity                                                   35,720      1.77%          37,522      1.96%
 Home equity line of credit                                   101,865      5.04%          94,801      4.96%
 Home improvement                                              77,729      3.85%          82,081      4.30%
 Automobile                                                    63,983      3.17%          60,707      3.18%
 Other                                                         17,019      0.84%          15,131      0.79%
                                                         ------------  ---------    ------------  ---------
  Total consumer loans                                        296,316     14.67%         290,242     15.19%
                                                         ------------  ---------    ------------  ---------
    Total loans                                             2,020,782    100.00%       1,910,689    100.00%
                                                                       =========                  =========
Less:
 Unearned premiums and discounts                                8,164                      4,688
 Discounts on loans acquired through merger                      (162)                      (174)
 Undisbursed portion of construction and
  land loans in process                                      (124,142)                  (123,331)
 Deferred loan fees                                              (593)                      (516)
 Allowance for loan losses                                    (17,984)                   (17,108)
                                                         ------------               ------------
  Net loans                                                $1,886,065                 $1,774,248
                                                         ============               ============

(1) Includes loans held for sale                              $10,874                     $8,504
                                                         ============               ============





CONTACT:  Edward J. Swotek, Senior Vice President
          Investor Relations Department
          (402)473-6250
          InvestorRelations@tieronecorp.com
                                   # # #